Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Sandwich Isles Trading Co., Inc
Kalaheo, Hawaii

We have audited the accompanying balance sheets of Sandwich Isles Trading Co., Inc. (the “Company”) as of December 31, 2012 and 2011 and the related statements of operations, changes in stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas
October 10, 2013

SANDWICH ISLES TRADING CO. INC
BALANCE SHEETS

	June 30, 2013	December 31,	December 31,
	(unaudited)	2012	2011

ASSETS

CURRENT ASSETS
Cash	$119,541	$7,383	$12,235
Accounts receivable	315,643	6,735	198,535
Inventories	194,204	153,492	2,402
TOTAL CURRENT ASSETS	629,388	167,610	213,172

OTHER ASSETS	13,144	13,144	13,144

TOTAL ASSETS	$642,532	$180,754	$226,316

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$433,705	$489,713	$659,016
Accounts payable - related parties	207,647	143,122	39,455
Line of credit	122,554	113,547	-
Short term debt - third parties	503,863	3,863	-
Shareholders loan	-	94,440	145,550
TOTAL CURRENT LIABILITIES	1,267,769	844,685	844,021

TOTAL LIABILITIES	1,267,769	844,685	844,021

STOCKHOLDERS' DEFICIT
Common stock; $0 par value, 25,000,000 shares authorized; 23,151,952, 22,382,782 and 18,568,311 shares issued and outstanding, respectively	7,216,849	6,911,684	4,252,994
Additional paid in capital	190,500	190,500	-
Accumulated Deficit	(8,032,586)	(7,766,115)	(4,870,699)
TOTAL STOCKHOLDERS' DEFICIT	(625,237)	(663,931)	(617,705)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$642,532	$180,754	$226,316

The accompanying notes are an integral part of these financial statements

SANDWICH ISLES TRADING CO. INC
STATEMENT OF OPERATIONS

	For the Six Months Ended June 30, 2013	For the Six Months Ended June 30, 2012	For the Year Ended December 31,	For the Year Ended December 31,
	(unaudited)	(unaudited)	2012	2011

SALES	$738,532	$1,373,961	$1,854,407	$953,556

COST OF GOOD SOLD	379,099	488,938	1,152,098	1,236,730

GROSS PROFIT (LOSS)	359,433	885,023	702,309	(283,174)

OPERATING EXPENSES:
Research and development	16,326	18,794	34,850	48,179
Advertising & Marketing	31,446	710,639	757,087	211,209
General and administrative expenses	567,640	1,317,710	2,590,838	2,164,946
TOTAL OPERATING EXPENSES	615,412	2,047,143	3,382,775	2,424,334

LOSS FROM OPERATIONS	(255,979)	(1,162,120)	(2,680,466)	(2,707,508)

OTHER EXPENSE
Interest Expense, net	10,492	191,224	214,950	-
TOTAL OTHER EXPENSE	10,492	191,224	214,950	-

NET LOSS	$(266,471)	$(1,353,344)	$(2,895,416)	$(2,707,508)

Net Loss Per share - Basic and Diluted	$(0.01)	$(0.07)	$(0.14)	$(0.16)

Weighted Average Shares Outstanding - Basic and Diluted	22,757,960	20,297,016	21,212,084	16,737,006

The accompanying notes are an integral part of these financial statements

SANDWICH ISLES TRADING CO. INC.
STATEMENT OF CASH FLOWS

	For the Six Months Ended June 30, 2013	For the Six Months Ended June 30, 2012	For the Year Ended December 31,	For the Year Ended December 31,
	(unaudited)	(unaudited)	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(266,471)	$(1,353,344)	$(2,895,416)	$(2,707,508)
Adjustments to reconcile net loss to net cash
used in operating activities:
Debt discount amortization	-	185,208	190,500	-
Stock based compensation	43,225	108,920	424,687	270,506
Recovery of inventory allowance	-	(70,122)	(51,390)	(4,712)
Changes in operating assets and liabilities
Accounts receivables	(308,908)	(168,670)	191,800	(191,392)
Inventory	(40,712)	(367,426)	(99,700)	11,481
Other assets	-	-	-	(400)
Accounts payable	(56,008)	(185,393)	(169,303)	484,022
Accounts payable - related party	92,025	(5,175)	122,557	(2,422)
Accrued liabilities	9,007	6,016	3,863	-
NET CASH USED IN OPERATING ACTIVITIES	(527,842)	(1,849,986)	(2,282,402)	(2,140,425)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt	500,000	225,000	225,000	-
Net proceeds (payments) for line of credit	-	50,000	(111,453)	-
Proceeds from shareholder loan	14,500	-	12,180	15,000
Payments on shareholder loan	(14,500)	(70,000)	(82,180)	(75,500)
Proceeds from issuance of common stock	140,000	1,664,003	2,234,003	2,199,321
NET CASH PROVIDED BY FINANCING ACTIVITIES	640,000	1,869,003	2,277,550	2,138,821

NET INCREASE (DECREASE) IN CASH	112,158	19,017	(4,852)	(1,604)

CASH, Beginning of Period	7,383	12,235	12,235	13,839

CASH, End of Period	$119,541	$31,252	$7,383	$12,235

SUPPLEMTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$1,485	$-	$20,587	$-
Income Taxes	$-	$-	$-	$-

NON CASH INVESTING ANF FINANCING ACTIVITIES
Discount on warrants issued with debt	$-	$190,500	$190,500	$-
Debt repaid by line of credit	$-	$150,000	$225,000	$-
Common shares issued to settle related party payables and shareholders loan	$121,940	$-	$-	$-

The accompanying notes are an integral part of these financial statements

SANDWICH ISLES TRADING CO. INC.
STATEMENT OF CHANES IN STOCKHOLDERS' EQUITY

			Additional
	Common Stock		Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance - December 31, 2010	14,746,097	$1,783,167	$-	$(2,163,191)	$(380,024)

Common stock issued for cash	3,435,777	2,199,321	-	-	2,199,321

Common stock issued for service	386,437	270,506	-	-	270,506

Net loss		-	-	(2,707,508)	(2,707,508)

Balance - December 31, 2011	18,568,311	4,252,994	-	(4,870,699)	(617,705)

Common stock issued for cash	3,207,776	2,234,003	-	-	2,234,003

Common stock issued for service	606,695	424,687	-	-	424,687

Warrants issued along with debt			190,500	-	190,500

Net loss	-	-	-	(2,895,416)	(2,895,416)

Balance - December 31, 2012	22,382,782	6,911,684	190,500	(7,766,115)	(663,931)

Common stock issued for cash	300,953	140,000	-	-	140,000

Common stock issued for service	61,750	43,225	-	-	43,225

Common stock issued to settle related party payables and shareholders loan	406,467	121,940	-	-	121,940

Net loss	-	-	-	(266,471)	(266,471)

Balance - June 30, 2013 (unaudited)	23,151,952	$7,216,849	$190,500	$(8,032,586)	$(625,237)

The accompanying notes are an integral part of these financial statements

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2012 and 2011 AND NOTES TO UNAUDITED FINANCIAL STATEMENTS JUNE 30, 2013

NOTE 1 – NATURE OF ORGANIZATION

Nature of Activities

Sandwich Isles Trading Co. Inc. (the “Company”) was incorporated in California on August 22, 2008. The Company is engaged in the production and marketing of supplements produced from the fruit of the coffee plant. The Company has facilities in Hawaii and California.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Fiscal Year

These financial statements have been presented by the Company in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars. The Company’s fiscal year-end is December 31.

Use of Estimates
The preparation of these financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to recoverability of long-lived assets, and deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between estimates and the actual results, future results of operations will be affected.

Financial Instruments
The Company’s financial instruments consist principally of cash, accounts receivable, inventory, accounts payable, notes payable and related party debts. The Company believes that the recorded values of all of other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Cash and Cash Equivalents
The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Accounts Receivable
Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.  Bad debts expense or write offs of receivables are determined on the basis of loss experience, known and inherent risks in the receivable portfolio and current economic conditions. There have been no write-offs during the various periods being reported on.

Inventories
Inventories are primarily raw materials and finished goods. Inventories are valued at the lower of, cost as determined on an average basis, or market.  Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. Management writes down the inventories to market value if it is below cost. Management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required. Costs of raw material and finished goods inventories include purchase and related costs incurred in bringing the products to their present location and condition.

Revenue Recognition
Sales revenue consists of amounts earned from customers through the sale of its primary products, the KonaRed, premium coffee fruit wellness drink, offered to retail consumers. The Company also operates a branded ingredients division that sells fruit powder and extracts to parallel markets to allow the Company to piggyback on resources of established players with widespread footprints in other health-oriented consumer venues.

Sales revenue is recognized when persuasive evidence of an arrangement exists, price is fixed or determinable, title to and risk of loss for the product has passed, which is generally when the products are received by the customers, and collectability is reasonably assured.

Cost of goods sold
Cost of goods sold consists primarily of selling of raw materials and finished goods purchased from vendors as well as warehousing and distribution costs such as inbound freight charges, shipping and handling costs, purchasing and receiving costs.

Income Taxes
In accordance with ASC 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

No liability for unrecognized tax benefits was recorded as of December 31, 2012 and 2011.

Stock Based Payments
We account for share-based awards to employees in accordance with ASC 718 “Stock Compensation”. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method. Share-based awards to non-employees are accounted for in accordance with ASC 505-50 “Equity”, wherein such awards are expensed over the period in which the related services are rendered.

Research and Development
Costs incurred in developing the ability to create and manufacture products for sale are included in research and development. Once a product is commercially feasible and starts to sell to third party customers, the classification of such costs as development costs stops and such costs are recorded as costs of production, which is included in cost of goods sold. Research and development costs are expensed when incurred.

Basic and Diluted Net Loss per Share
The Company computes loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock warrants and options, using treasury stock method, and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.  Common stock equivalents pertaining to the convertible debt, options, warrants and convertible preferred shares were not included in the computation of diluted net loss per common share because the effect would have been anti-dilutive due to the net loss  for the years ended December 31, 2012 and 2011 and for the six months ended June 30, 2013 and 2012, respectively.

Concentration of Credit Risk
Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and trade receivables. The Company places its cash with high credit quality financial institutions. At times such cash may be in excess of the FDIC limit. With respect to trade receivables, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that the receivable credit risk exposure is limited.

Related parties
A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Fair Value Measurements
As defined in ASC 820 “Fair Value Measurements”, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique.  These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy defined by ASC 820 are as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Recently Adopted Accounting Pronouncements
 The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Since inception, the Company has incurred losses and has negative working capital. In addition, the Company generated negative cash flow from operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

If necessary, the Company will pursue additional equity and/or debt financing while managing cash flows from operations in an effort to provide funds to meet its obligations on a timely basis and to support future business development.
The financial statements do not contain any adjustments to reflect the possible future effects on the classification of assets or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 4 – INVENTORY

Inventory includes raw materials and finished goods. Finished goods contain direct materials and other manufacturing costs charged directly by third party manufacturing vendors.

Inventory consists of the following:

	June 30, 2013	December 31, 2012	December 31, 2011

Raw materials	$252,641	269,644	$231,251
Finished goods	121,424	63,709	2,402
Inventory allowance	(179,861)	(179,861)	(231,251)
Total	$194,204	153,492	$2,402

The Company recognized $51,390 and $4,712 recovery in inventory allowance in the years ended December 31, 2012 and 2011, respectively and $0 and $70,122 for the six months ended June 30, 2013 and 2012, respectively. The recovery is due to the Company sold inventories that were fully reserved in prior years.

NOTE 5 – NOTES PAYABLE AND LINE OF CREDIT

In the year ended December 31, 2012, the Company issued a 10% term loan of $225,000 to a third party creditor. The principal of the loan shall be repaid in monthly installments of $75,000 each, beginning on April 1, 2012. Along with the term loan, the Company issued a warrant to purchase 1,837,000 common shares to the creditor. The relative fair value of the warrants is determined to be $190,500 and was recognized as a debt discount on the debt issuance date. As of December 31, 2012, interest of $3,863 was accrued on this note, the principal of the term loan is fully paid off and the debt discount is fully amortized. See more discussion about the warrants in Note 7. The Company also issued 142,857 shares of common stock at $0.70 per share to the creditor for cash proceeds totaling $100,000.

On January 12, 2012, the Company entered into a working line of credit agreement with the same creditor. Per the working line of credit agreement, the Company has the right to borrow a maximum of $2,000,000. The working line of credit expires on January 12, 2014 and accrues interest at 10% per annum. The Company will open a new bank account, whose only authorized signatories will be the members and officers of the creditor. The Company shall deposit the proceeds from the eligible accounts receivable into this bank account as payments for the line of credit. During the year ended December 31, 2012, the Company borrowed $275,000 under the working line loan agreement, out of which $225,000 was used to pay off the term loan as discussed above. The Company received the remaining $50,000 in cash.  During the year ended December 31, 2012, the Company made repayments totaling $161,453 and brought the line of credit balance to $113,547 as of December 31, 2012. During the six months ended June 30, 2013, interest of $9,007 was accrued on the line of credit and brought the line of credit balance to $122,554 as of June 30, 2013.

Pertaining to the term loan and the line of credit discussed above, the Company grants its interest in all of its tangible and intangible assets as collateral to this line of credit. The Company shall not sell, assign, transfer or dispose any part of collateral without the creditor’s consent. The Company shall not use, permit, or suffer any change in capital ownership that is more than 10% in the direct or indirect capital ownership of the Company. The Company shall not create, assume, or allow any security interest or lien on any property except the liens and security interest are in favor of the creditor, for taxes not yet due and the liens outstanding on the date of the loan agreement is disclosed in writing to the creditor. The Company is also required to provide the creditor financial statements prepared by a Certified Public Accountant within 120 days of the fiscal year end.

In June 2013, the Company issued a $500,000 secured promissory note to a different creditor. The note is due on December 1, 2013 and accrues interest at 12% per annum. The loan can be convertible into the common shares of the Company’s common stock at a price of $0.45 per share upon the closing of certain acquisition transaction. As of June 30, 2013, the note is not convertible yet. The Company has granted to the creditor an interest in all its assets and intellectual property as collateral.

NOTE 6 – RELATED PARTY TRANSACTIONS

The shareholders and officers advanced cash to the Company every now and then. The related party debt is due on demand and has zero interest. During the year ended December 31, 2012, $18,890 of related parties payable was reclassified to shareholders loan. The related party short term debt has a balance of $0, $94,400 and $145,550 as of June 30, 2013, December 31, 2012 and 2011, respectively.

The Company has accounts payable, mainly related to unpaid payroll and consulting fees, to officers and major shareholders of $207,647, $143,122 and $39,455 as of June 30, 2013, December 31, 2012 and 2011, respectively

NOTE 7 – EQUITY

Common Stock

The company has 25,000,000 shares of common stock authorized and 23,151,952; 22,382,782 and 18,568,311 issued and outstanding as of June 30, 2013, December 31, 2012 and 2011, respectively.

The holders of common stock have dividend rights, liquidation rights and voting rights of one vote for each share of common stock.

During the year ended December 31, 2008, the Company issued 5,000,000 founder shares to Dana and Shaun Roberts, and 5,000,000 founder shares to Steve Schorr. These founder shares are valued at $0.

During the fiscal years 2008, 2009 and 2010, the Company issued 4,258,443 common shares for total cash proceeds of $1,617,011.

During the fiscal years 2008, 2009 and 2010 the Company issued 487,654 common shares to employees and third parties for services provided to the Company and the Company recorded stock compensation of $166,156, which is equivalent to the fair value of the shares at the grant date.

During the year ended December 31, 2011, the Company issued 3,435,777 common shares for total cash proceeds of $2,199,321.

During the year ended December 31, 2011, the Company issued 386,437 common shares to employees and third parties for services provided to the Company and the Company recorded stock compensation of $270,506, which is equivalent to the fair value of the shares at the grant date.

During the year ended December 31, 2012, the Company issued 3,207,776 common shares for total cash proceeds of $2,234,003.

During the year ended December 31, 2012, the Company issued 606,695 common shares to employees and third parties for services provided to the Company and the Company recorded stock compensation of $424,687, which is equivalent to the fair value of the shares at the grant date.

During the six months ended June 30, 2013, the Company issued 300,953 common shares for total cash proceeds of $140,000.

During the six months ended June 30, 2013, the Company issued 61,750 common shares to third parties for services provided to the Company and the Company recorded stock compensation of $43,225, which is equivalent to the fair value of the shares at the grant date.

During the six months ended June 30, 2013, the Company issued 406,467 common shares to settle the related party payable and shareholders loan of $121,940, which is equivalent to the fair value of the shares at the issuance date.

Warrants

During the year ended December 31, 2012, the Company issued a warrant to purchase 1,837,000 common shares to a loan holder related to a term loan of $225,000. See discussion about the loan in Note 5. The warrant vested immediately. The exercise price of the warrant is $0.70 per share and the warrant expires on January 12, 2014. On the issuance date, the Company valued the warrant using Black-Scholes Option Pricing Model, using the following assumptions:
-	Dividend yield: 0%
-	Volatility: 300%
-	Risk free rate: 0.22%
The relative fair value of the warrant is determined to be $190,500 and was recorded as a debt discount.

The following table summarizes the Company’s warrant activity for the years ended December 31, 2011 and 2012:

	Number of Units	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (in years)	Intrinsic Value

Outstanding at December 31, 2010	-	$-	-	$-
No activity
Outstanding at December 31, 2011	-	$-	-	$-
Grant	1,837,000	0.70	-	-
Outstanding at December 31, 2012	1,837,000	$0.70	1.03	$-

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office / warehouse space in San Clemente, California expiring on May 31, 2014.  The current minimum monthly payment is $9,812 plus various expenses incidental to the use of the property.  The Company has the option to extend the lease by one 24-month term at a slightly higher monthly rent.

Litigation

Various lawsuits, claims and other contingencies arise in the ordinary course of the Company’s business activities. On April 29, 2011, VDF FutureCeuticals, Inc filed a civil complaint alleging the Company has been infringing three patents held by VDF. In May 2013, VDF and the Company entered into a Mutual Non-Disclosure Agreement and began discussion in earnest to end the litigation. The Company is still in the process of negotiation with VDF. The Company believes the possibility that the Company is liable for past patent fee is remote.

While the ultimate outcome of the aforementioned contingencies is not determinable at this time, management believes that any liability or loss resulting there from will not materially affect the financial position, result of operations or cash flows of the Company.

NOTE 9 – INCOME TAXES

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes.

During the six months ended June 30, 2013 and the years ended December 31, 2012 and 2011, the Company incurred net losses, and, therefore, had no tax liability. The net deferred asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry forward is approximately $6,245,644, $6,022,939 and $3,748,543, respectively as of June 30, 2013, December 31, 2012 and 2011, and will expire in years 2028 through 2032.

Deferred tax assets consist of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

As of June 30, 2013, December 31, 2012 and 2011, deferred tax assets consisted of the following:

	June 30, 2013	December 31,	December 31,
	(unaudited)	2012	2011

Net operating loss carryforwards	$2,185,975	$2,108,029	$1,311,990
Valuation allowance	(2,185,975)	(2,108,029)	(1,311,990)
	$-	$-	$-

NOTE 10 – MAJOR CUSTOMERS

During the six months ended June 30, 2013, five customers accounted for 65% of revenue.

For the year ended December 31, 2012, two customers accounted for 77% of revenue.

For the year ended December 31, 2011, two customers accounted for 57% of revenue.

NOTE 11 – SUBSEQUENT EVENTS

Sale of Common Stock

On July 9, 2013, the Company issued 14,286 common shares for total cash proceeds of $10,000.

Closing of Asset Purchase Agreement

Pursuant to an asset purchase agreement dated October 4, 2013 between KonaRed Corporation, a Nevada Corporation (formerly known as TeamUpSports, Inc.), and Sandwich Isles Trading Co. Inc., we closed the asset purchase agreement and completed the sale of substantially all of the assets and business operations including intellectual and proprietary property to KonaRed on October 4, 2013.

Pursuant to the terms of the asset purchase agreement, and on the closing date thereof, Sandwich Isles sold the business to KonaRed in consideration for the issuance of 42,750,000 shares of KonaRed’s common stock.  At the closing, KonaRed had approximately 28,538,889 shares of common stock issued and outstanding and the shares issued represent 59.97% of the outstanding shares of KonaRed.  As a result, we have determined to treat the acquisition as a reverse recapitalization for accounting purposes, with Sandwich Isles as the acquirer for accounting purposes.

In connection with the closing of the asset purchase agreement, on October 4, 2013, KonaRed completed a non-brokered private placement with Littlebird Capital Ltd. of 1,777,778 shares of our common stock at a price $0.45 per share for gross proceeds of $800,000.

Also in connection with the closing of the asset purchase agreement, on October 4, 2013, the Company converted a secured convertible promissory note issued by Sandwich Isles to Maxam Capital Management Ltd. in the principal amount of $500,000, which note had subsequently been assigned to Littlebird Capital Ltd., into 1,111,111 shares of common stock of our company at a price of $0.45 per share. The 1,111,111 share of common stock were issued to Littlebird Capital.

As consideration for assisting the Company in structuring the acquisition with Sandwich Isles, we issued 2,888,888 share purchase warrant to Fondecta Capital Ltd., with each warrant entitling Fondecta to acquire one further share of common stock of our company for a period of five years from the closing date at a price of $0.65 per share.

Warrants

Pursuant to the employment agreement, on October 4, 2013 Mr. Roberts also received a bonus upon signing the employment agreement of 1,000,000 three-year warrants to purchase shares of the company common stock, exercisable at a price of $0.45 per share, if the common stock of the company is trading above a strike price point of $1.00 per share, in whole or in part, after one year from the date of the employment agreement.

Pursuant to a consulting agreement, on October 4, 2013 Bioponic received a bonus upon signing the consulting agreement of 1,000,000 five-year warrants to purchase shares of the company common stock, exercisable at a price of $0.45 per share, if the common stock of the company is trading above a strike price point of $1.00 per share, in whole or in part, after one year from the date of the consulting agreement.